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                                                                   Exhibit 10.37


                         INVESTOR SUBSCRIPTION AGREEMENT
                     OF VENTURI TECHNOLOGY ENTERPRISES, INC.


         THIS INVESTOR SUBSCRIPTION AGREEMENT (the "Agreement") is made and entered into as of this 31st day of December, 1997, by and between VENTURI TECHNOLOGY ENTERPRISES, INC., a Nevada corporation ("Seller"), with offices at 1327 N. State Street, Orem, Utah 84057 and ENTREPRENEURIAL INVESTORS, LTD., a Bahamas company ("Buyer"), with offices at Citibank Building, 2nd Floor, East Mall Drive, Freeport, Bahamas, providing for the purchase and sale of Two Hundred Thousand (200,000) shares (the "Shares") of Series B 6% Cumulative Convertible Preferred Stock of Seller (the "Series B Preferred Stock"), convertible into shares of the common stock, par value $0.001 per share (the "Common Stock"), of Seller. Seller and Buyer (collectively, the "Parties") hereby represent and agree as follows:

1.       AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

         (i) Buyer hereby subscribes for Two Hundred Thousand (200,000) Shares of Series B Preferred Stock in exchange for One Million and no/100 Dollars ($1,000,000.00) in cash (the "Purchase Price"). Buyer shall pay the Purchase Price for the Shares by wire transfer of immediately available, federal funds in United States dollars against counter-delivery of the Shares by Seller. The closing of the purchase and sale of the Shares (the "Closing") shall take place on or about December 31, 1997, at 10:00 a.m. at the offices of Cardinal International Bank & Trust Co., Ltd., Norfolk House, 3rd Floor, Nassau, Bahamas (the "Escrow Agent").

         (ii) The rights, privileges and preferences of the Series B Preferred Stock, shall be as set forth in the Certificate of Designation attached as Exhibit "A" to this Agreement.

2.       BUYER'S REPRESENTATIONS AND COVENANTS.

         Buyer represents, warrants and covenants to Seller as follows:

         (i) This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer enforceable in accordance with its terms, subject to general principles of equity and of bankruptcy or other laws affecting the enforcement of creditors' rights;

         (ii) Buyer is purchasing the Shares for its own account for investment purposes only and not with a view towards distribution. Buyer understands and agrees that it must bear the economic risks of investments for an indefinite period of time. Buyer has received and carefully reviewed copies of the Disclosure Documents (as defined in Section 3). Buyer understands that the offer and sale of the Shares are being made only by means of this Agreement. No representations or warranties have been made to Buyer by Seller, the officers or directors of Seller, or any agent, employee or affiliate of any of them, except as specifically set forth herein or in the placement agent's agreement between the Seller and Equity Services, Ltd (the "Placement Agreement"). Buyer shall be a third party beneficiary of the representations, warranties and covenants made by Seller in the Placement Agreement. Buyer is aware that the purchase of the Shares involves a high degree of risk and that it may sustain, and has the financial ability to sustain,


INVESTOR SUBSCRIPTION AGREEMENT OF
VENTURI TECHNOLOGY ENTERPRISES, INC.

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the loss of its entire investment. Buyer has had the opportunity to ask questions of, and receive answers satisfactory to it from, Seller's management regarding Seller. Buyer understands that no federal or state governmental authority has made any finding or determination relating to the fairness of an investment in the Shares and that no federal or state governmental authority has recommended or endorsed, or will recommend or endorse, the investment herein. Buyer has significant assets and upon consummation of the purchase of the Shares will continue to have significant assets exclusive of the Shares. Buyer has not been organized for the sole purpose of acquiring the Shares;

         (iii) Buyer (a) is not a citizen or resident of the United States of America, (b) is not an entity organized under any laws of any state of the United States of America, and (c) does not have offices in the United States of America;

         (iv) Buyer is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act");

         (v) Buyer understands that the Shares are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Buyer set forth herein in order to determine the applicability of such provisions;

         (vi) Buyer is capable of evaluating the risks and merits of this investment by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters;

         (vii) Buyer shall execute the Registration Rights Agreement in the form attached hereto as Exhibit "B";

         (viii) Buyer has not employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement; and

         (ix) Buyer understands that neither the Shares nor the shares of Common Stock issuable upon conversion of the Series B Preferred Stock have been registered under the Securities Act and therefore it cannot dispose of any or all of the Shares or Common Stock unless and until such Shares or Common Stock, as the case may be, are subsequently registered under the Securities Act or exemptions from such registration are available. Buyer acknowledges that a legend substantially as follows will be placed on the certificates representing the Shares and/or Common Stock:


INVESTOR SUBSCRIPTION AGREEMENT OF
VENTURI TECHNOLOGY ENTERPRISES, INC.                                      Page 1

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THE SECURITIES REPRESENTED HEREBY ARE RESTRICTED SECURITIES WITHIN THE MEANING
OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SECURITIES WILL NOT TRANSFER SUCH SECURITIES EXCEPT UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE ISSUER THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

3.       SELLER'S REPRESENTATIONS AND COVENANTS.

         Seller represents, warrants and covenants to Buyer as follows:

         (i) The Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification.

         (ii) The Seller is in full compliance with all reporting requirements of the National Association of Securities Dealers ("NASD"), and the Common Stock is quoted on the NASDAQ Over-the-Counter Bulletin Board (trading symbol: VTIX).

         (iii) The Seller has furnished Equity Services, Ltd. ("ESL") with copies of the Seller's Business Plan dated August, 1997, and all documents filed with the Securities and Exchange Commission (the "Commission") and the NASD (collectively, the "Disclosure Documents"). Except as disclosed in Seller's Business Plan, immediately prior to Closing there shall be no other capital stock issued and outstanding, nor shall there be outstanding any rights to acquire, commitments to issue or securities convertible into capital stock other than as disclosed in the Disclosure Documents or as previously disclosed in writing to ESL. The Disclosure Documents at the time of their filing did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made not misleading.

         (iv) Except as shown on the Seller's most recent audited financial statements dated 12/31/96, prepared by Childs & Co., the Seller's independent certified public accountants, the Seller has no other indebtedness outstanding immediately prior to the Closing. (09/30/97 Interim.)

         (v) Upon issuance at the Closing in accordance with this Agreement, the Shares will be duly and validly authorized and issued, fully paid and nonassessable, free from all encumbrances and restrictions other than restrictions on transfer imposed by applicable securities laws and/or this


INVESTOR SUBSCRIPTION AGREEMENT OF
VENTURI TECHNOLOGY ENTERPRISES, INC.                                      Page 2
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Agreement, and will not subject the holders thereof to personal liability by reason of being such holders. The shares of Common Stock, when issued and delivered upon conversion of the Series B Preferred Stock, will be duly and validly authorized and issued, fully paid and nonassessable, free from all encumbrances and restrictions other than restrictions on transfer imposed by applicable securities laws and/or this Agreement, and will not subject the holders thereof to personal liability by reason of being such holders.

         (vi) This Agreement has been duly authorized, validly executed and delivered on behalf of the Seller and is a valid and binding agreement of the Seller enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Seller has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

         (vii) The execution and delivery of this Agreement, the issuance of the Shares, the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, and the consummation of the transactions contemplated by this Agreement, will not conflict with or result in a breach of or a default under any of the terms or provisions of, the Seller's articles of incorporation or By-laws, or of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Seller is a party or by which it or any of its properties or assets is bound, any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Seller, or any of its properties or assets and will not result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Seller or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

         (viii) No authorization, approval, filing with or consent of any governmental body is required for the issuance and sale of the Shares.

         (ix) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Seller, or any of its properties, which would reasonably be anticipated to result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of the Seller.

         (x) Subsequent to the dates as of which information is given in the Disclosure Documents, except as contemplated herein, the Seller has not incurred any material liabilities or material obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and there has not been any change in its capitalization or any material adverse change in its condition (financial or otherwise) net worth, results of operations or prospects.


INVESTOR SUBSCRIPTION AGREEMENT OF
VENTURI TECHNOLOGY ENTERPRISES, INC.                                      Page 3

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         (xi)    The Seller has conducted, is conducting and will conduct its business so as to comply in all material respects with all applicable statutes and regulations, and the Seller is not charged with and, to the knowledge of the Seller, is not under investigation with respect to any violation of any statutes or regulations nor is it the subject of any pending or threatened adverse proceedings by any regulatory authority having jurisdiction over its business or operations.

         (xii) Except as set forth in the Disclosure Documents, the Seller has good and marketable title to all properties and assets described therein as owned by it, free and clear of all liens, charges, encumbrances, or restrictions.

         (xiii) The Seller has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon.

         (xiv) The Seller has no knowledge of any tax deficiency that might be asserted against it that might materially and adversely affect its business or properties.

         (xv) The Seller maintains insurance of the types and in amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies and businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Seller against theft, damage, destruction, acts of vandalism, products liability and all other risks customarily insured against, all of which insurance is in full force and effect.

         (xvi) No labor disturbance by the employees of the Seller exists or is imminent that could reasonably be expected to have a material adverse affect on the conduct of the business, operations, financial condition, or income of the Seller.

         (xvii) Neither the Seller nor any employee or agent of the Seller has made any payment of funds of the Seller or received or retained any funds in violation of law.

         (xviii) Subject in part to the truth and accuracy of Buyer's representations set forth in this Agreement, the offer, sale and issuance of the Shares are exempt from registration requirements of the 1933 Act, and neither the Seller nor any authorized agent acting on its behalf will take any action hereafter that will cause the loss of such exemption.

         (xix) The Seller has sufficient title and ownership of all trademarks, service marks, trade names, copyrights, patents, trade secrets and other proprietary rights necessary for its business as now conducted and as proposed to be conducted as described in the Disclosure Documents without any conflict with or infringement of the rights of others. Except as set forth in the Disclosure Documents, there are no material outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Seller bound by or party to any material options, licenses or agreements of any kind with respect to the trademarks, service marks, trade names, copyrights, patents, trade secrets, licenses and other proprietary rights of any other person or entity. The Seller is not aware that any of its executive officers is obligated under any contract (including licenses, covenants or


INVESTOR SUBSCRIPTION AGREEMENT OF
VENTURI TECHNOLOGY ENTERPRISES, INC.                                      Page 4
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commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with the use of his or her best efforts to promote the interest of the Seller or that would conflict with the Seller's business as proposed to be conducted.

         (xx) Except for agreements explicitly contemplated hereby or set forth in the Disclosure Documents, there are no agreements between the Seller and any of its officers, directors, affiliates or any affiliate thereof.

         (xxi)  No representation or warranty of the Seller contained in this
Section 3, and no statement contained in any exhibit, schedule, certificate, list, summary or other disclosure document provided or to be provided to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make statements contained therein not misleading.

         (xxii) Seller has not employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement except that Seller has retained, directly or indirectly, Equity Services, Ltd. ("ESL") and Capital Solutions, Inc. ("CSI") ESL is entitled to receive a fee consisting of an amount equal to seven percent (7%) of the aggregate purchase price of the Shares, Five Thousand (5,000) shares of Series B Preferred Stock, reimbursement of expenses and options to purchase shares of Common Stock. CSI is entitled to receive a fee consisting of an amount equal to two percent (2%) of the aggregate purchase price of the Shares and reimbursement of expenses.

4.       INDEMNIFICATION BY SELLER.

         Seller hereby agrees to indemnify and hold harmless Buyer and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, including any costs or expenses incurred, to which any such indemnified party may become subject under the Securities' Act, or under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Company,
(ii) any omission or alleged omission of a material fact with respect to the Company, or (iii) any breach of any representation, warranty or agreement made by the Company in this Agreement.

5.       CONDITIONS PRECEDENT TO CLOSING.

         (i) Buyer shall (a) deliver payment of the Purchase Price to the Escrow Agent; and (b) execute and deliver the Registration Rights Agreement.


INVESTOR SUBSCRIPTION AGREEMENT OF
VENTURI TECHNOLOGY ENTERPRISES, INC.                                      Page 5
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         (ii)   Seller shall (a) deliver to the Escrow Agent certificates for the Series B Preferred Stock in the name of the Buyer, (b) execute and deliver the Registration Rights Agreement and (c) deliver to Buyer an opinion from Mackey, Price & Williams satisfactory to Equity Services, Ltd. and the Buyer, as to the matters described in the Placement Agreement.

6.       MISCELLANEOUS.

         (i) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada without giving effect to the rules governing the conflicts of laws.

         (ii) This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (iii) Each of the parties agrees to pay its own expenses incident to this Agreement and the performance of its obligations hereunder, including, but not limited to, the fees and expenses of each such party's legal counsel.

         (iv) All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, overnight courier, or telecopied, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6.

                      if to Seller:

                      Venturi Technology Enterprises, Inc.
                      1327 N. State Street
                      Orem, Utah 84057
                      Attn:  Gaylord Karren, President & CEO
                      Telephone:   (801) 235-9552
                      Telecopier:  (801) 235-1731

                      with a copy (which shall not constitute notice) to:

                      Mackey, Price & Williams
                      900 First Interstate Plaza
                      170 South Main Street
                      Salt Lake City, Utah 84101-1655
                      Attn:  Randy K Johnson, Esq.
                      Telephone:   (801) 575-5000
                      Telecopier:  (801) 575-5006


INVESTOR SUBSCRIPTION AGREEMENT OF
VENTURI TECHNOLOGY ENTERPRISES, INC.                                      Page 6


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                      if to Buyer:

                      Entrepreneurial Investors, Ltd.
                      Citibank Building, 2nd Floor
                      East Mall Drive
                      P.O. Box 40643
                      Freeport, Bahamas
                      Attn:  Robert E. Cordes, Director
                      Telephone:   (242) 352-7063
                      Telecopier:  (242) 352-3932

                      with a copy (which shall not constitute notice) to:

                      Novakov, Davidson & Flynn, P.C.
                      2000 St. Paul Place
                      750 N. St. Paul Street
                      Dallas, Texas  75201-3286
                      Attn:  I. Bobby Majumder, Esq.
                      Telephone:   (214) 922-9221
                      Telecopier:  (214) 969-7557

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; when receipt is acknowledged, if telecopied.

         (v) This Agreement together with the Exhibits hereto constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written proposals or agreements relating thereto. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.


INVESTOR SUBSCRIPTION AGREEMENT OF
VENTURI TECHNOLOGY ENTERPRISES, INC.                                      Page 7
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         IN WITNESS OF, this Agreement was duly executed on the date first written above.


                                            VENTURI TECHNOLOGY ENTERPRISES, INC.



                                            By: /s/ Gaylord Karren
                                               ---------------------------------
                                                 GAYLORD KARREN, Chairman & CEO



                                            ENTREPRENEURIAL INVESTORS, LTD.



                                            By: /s/ Robert E. Cordes
                                               ---------------------------------
                                                ROBERT E. CORDES, Director



INVESTOR SUBSCRIPTION AGREEMENT OF
VENTURI TECHNOLOGY ENTERPRISES, INC.                                      Page 8